Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

MediciNova, Inc.

La Jolla, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 16, 2022, relating to the consolidated financial statements of MediciNova, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Diego, California

August 26, 2022